UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2020

FIRST FINANCIAL BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7674	75-0944023
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2020, the Board of Directors (the “Board”) of First Financial Bankshares, Inc., a Texas corporation (the “Corporation”), approved an amendment (the “Amendment”) to the Corporation’s Amended and Restated Bylaws (the “Bylaws”) to include language emphasizing the Board’s commitment to promoting diversity and inclusion in the governance and operations of the Corporation.

Specifically, Article V of the Bylaws has been amended to add Section 5.06, which provides that: “The Board of Directors is committed to promoting diversity and inclusion in the governance and operations of the Corporation. These values are to be reflected in identifying candidates for Board service and in the overall markup of the Board, so that the Board is inclusive of members who reflect racial, gender and ethnic diversity.”

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment. A copy of the Amendment is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Amendment to Bylaws, dated January 28, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: January 30, 2020	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer